Exhibit 99.1

NEWS RELEASE

Gray Television Announces Expiration and Final Results of Its Cash Tender Offer for Its 5.875% Senior Notes Due 2026

Atlanta, Georgia – June 18, 2024. . . Gray Television, Inc. (“Gray”) (NYSE: GTN) announced today the expiration and final results of its previously announced offer to purchase for cash (the “Tender Offer”) any and all of its outstanding 5.875% Senior Notes due 2026 (the “Notes”), subject to certain terms and conditions set forth in the Offer to Purchase dated May 20, 2024 (the “Offer to Purchase”).

According to information provided by D.F. King & Co., Inc., the Information Agent and Tender Agent for the Tender Offer, as of 11:59 p.m., New York City time, on June 17, 2024 (such date and time, the “Expiration Date”), no additional Notes have been validly tendered and not withdrawn after the early tender date, which was at 11:59 p.m., New York City time, on June 3, 2024, and prior to the Expiration Date. As a result, Gray is not purchasing any additional Notes, and $9,968,000 principal amount of the Notes remain outstanding following the Expiration Date.

Gray retained Truist Securities, Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC to serve as Dealer Managers for the Tender Offer. D.F. King & Co. was retained to serve as the Information Agent and Tender Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to Truist Securities, Inc. at 3333 Peachtree Road, Atlanta, Georgia 30326, telephone (404) 926-5262 (collect) Attn: Jim Gibbs. Requests for the Offer to Purchase may be directed to D.F. King & Co. at (888) 887-0082 (toll-free) or (212) 269-5550 (collect for banks and brokers), and at GTN@dfking.com.

This press release is for informational purposes only and does not constitute an offer to purchase, or a solicitation of an offer to purchase, any securities or an offer to sell, or the solicitation of an offer to sell, any securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Forward-Looking Statements:

This press release contains certain forward-looking statements that are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements are statements other than those of historical fact and may be identified by words such as “estimates,” “expect,” “anticipate,” “will,” “implied,” “intend,” “assume” and similar expressions. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, in some instances, are beyond Gray’s control. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.gray.tv. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this communication beyond the date hereof, whether as a result of new information, future events or otherwise.

About Gray:

Gray Television, Inc. is a multimedia company headquartered in Atlanta, Georgia. Gray is the nation’s largest owner of top-rated local television stations and digital assets. Its television stations serve 114 television markets that collectively reach approximately 36 percent of US television households. This portfolio includes 79 markets with the top-rated television station and 102 markets with the first and/or second highest rated television station. Gray also owns video program companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, as well as the studio production facilities Assembly Atlanta and Third Rail Studios. Gray owns a majority interest in Swirl Films. For more information, please visit www.gray.tv.

Gray Contacts:

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Jeff Gignac, Executive Vice President, Finance, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

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